UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2011

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Section 1503(b)(1) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the “Act”) requires a Current Report on Form 8-K if a company is issued an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (an “Order”) by the Federal Mine Safety and Health Administration.

On August 10, 2011, Hecla Greens Creek Mining Company (the “Company”) received an Order stating that an employee at the Greens Creek Mine was observed accessing the working deck of an excavator, without fall protection, while performing a maintenance check approximately 7 feet above the floor.  Upon issuance of the Order, the employee stepped down from the work deck, which immediately terminated the Order.

The condition cited in the Order did not result in an accident or injury and had no material adverse impact on the Company’s operations at the Greens Creek Mine.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2011

Hecla Mining Company

	By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel